                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2000

                          Delano Technology Corporation
             (Exact name of Registrant as specified in its charter)

                   302 Town Centre Boulevard, Markham, Ontario
                    (Address of principal executive offices)

                                     L3R 0E8
                                   (Zip Code)

                                 (905) 947-2137
               Registrant's telephone number, including area code


             Ontario                            333-94505                          98-0206122
 (State or other jurisdiction of        (Commission file number)        (IRS Employer Identification No.)
          incorporation

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Item 2: Acquisition or Disposition of Assets

         On October 16, 2000, Delano Technology Corporation, an Ontario corporation (the "Company"), acquired Digital Archaeology Corporation, a Kansas corporation ("DA"), pursuant to an Agreement and Plan of Merger, dated as of October 13, 2000 (the "Merger Agreement"), by and among the Company, Delano/DA Acquisition Corp., a Kansas corporation and wholly-owned subsidiary of the Company ("Merger Sub"), DA, and the shareholders of DA (the "Merger"). At the effective time of the Merger, (a) the Company issued 4,630,462 of the Company's common shares, no par value, and paid $17,364,233 in cash, in exchange for all of the outstanding shares of capital stock of DA, and (b) each outstanding option or right to purchase DA common stock, $.01 par value per share, was assumed by the Company and became a right to purchase 0.53 of the Company's common shares.

         The issuance of the Company's common shares in connection with the Merger was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act"), pursuant to Regulation D, Rule 506 under the Securities Act. The Company paid the cash component of the acquisition price from the Company's existing cash balances.

         In connection with the Merger, 694,572 of the Company's common shares issued to the former DA shareholders and $2,302,311.11 in cash is being held in escrow to cover any reimbursable claims under the Merger Agreement and related agreements.

         Pursuant to the terms of a Registration Rights Agreement by and among the Company and the shareholders of DA, the Company intends to file with the Securities and Exchange Commission a registration statement on Form F-3 within thirty days of becoming Form F-3 eligible, relating to the resale of 4,630,462 of the Company's common shares issued to the former shareholders of DA.

         The Merger will be accounted for as a purchase. The purchase price and terms for the Merger were determined in arm's-length negotiations. The terms of the Merger are more fully described in the Merger Agreement, the Registration Rights Agreement, the Escrow Agreement and the Investment Agreement, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Report.

         DA, which is based in Kansas City, Kansas, is a provider of advanced analytics for e-businesses. The Merger provides the Company with additional resources for its e-business platform and electronic Customer Relationship Management applications. The Company plans to integrate DA's advanced analytics with these products to manage interactions across the enterprise with customers, partners, suppliers and employees. As a result of the Merger, the Company will add an aggregate of approximately 65 employees in Kansas City, Kansas. DA will be operated as a wholly-owned subsidiary of the Company.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


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(a)      Financial Statements of Businesses Acquired. (to be filed by amendment within 60 days of the date hereof)

(b) Pro Forma Financial Information. (to be filed by amendment within 60 days hereof)

(c)      Exhibits.

Exhibit No.                                           Description
-----------                                           -----------
    2.1          Agreement and Plan of Merger, dated as of October 13, 2000, by and among the Company,
                 Merger Sub, DA, and the shareholders of DA.

    2.2          Registration Rights Agreement, dated as of October 13, 2000, by and among the Company and the other parties named therein.

    2.3          Escrow Agreement, dated as of October 13, 2000, by and among the Company and the other parties named therein.

    2.4          Investment Agreement dated as of October 13, 2000, by and among the Company and the other parties named therein.

   99.1          Press Release of the Company dated October 16, 2000.

         The Company will provide to the Securities and Exchange Commission, upon request, a copy of any omitted Schedule or Exhibit to the Exhibits listed above.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DELANO TECHNOLOGY CORPORATION



October 16, 2000                             By: /s/ David L. Lewis
                                                 -------------------------------
                                                     David L. Lewis
                                                     Vice President
                                                     and General Counsel




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                                  Exhibit Index

Exhibit No.                                           Description
-----------                                           -----------
    2.1          Agreement and Plan of Merger, dated as of October 13, 2000, by and among the Company,
                 Merger Sub, DA, and the shareholders of DA.

    2.2          Registration Rights Agreement, dated as of October 13, 2000, by and among the Company and the other parties named therein.

    2.3          Escrow Agreement, dated as of October 13, 2000, by and among the Company and the other parties named therein.

    2.4          Investment Agreement dated as of October 13, 2000, by and among the Company and the other parties named therein.

   99.1          Press Release of the Company dated October 13, 2000.




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